Exhibit 10.2

AWARD AGREEMENT

GRANT OF PHANTOM UNITS

ITT Educational Services, Inc. Non-Employee Directors 2016 Phantom Units Plan

Name of Participant:

Date of Grant: May 2, 2016

Number of Phantom Units Granted: [Calculate and insert number of Phantom Units being granted, which will be calculated by dividing $100,000 by the closing price on May 2, 2016.]

This Award Agreement (this “Agreement”) between ITT Educational Services, Inc. (the “Company”), and the Participant named above (the “Participant”) evidences the grant to the Participant of Phantom Units under the ITT Educational Services, Inc. Non-Employee Directors 2016 Phantom Units Plan (the “Plan”). Capitalized terms used but not defined in this Agreement shall have the meanings given to those terms in the Plan.

The Company and the Participant agree as follows:

1. Grant of Phantom Units. The Company hereby grants to the Participant, as of the date stated above (the “Date of Grant”), that number of Phantom Units stated above (the “Phantom Units”), subject to the terms and conditions of this Agreement and the Plan.

2. Vesting. The Phantom Units granted pursuant to this Agreement shall vest on May 2, 2017, or, if sooner, upon the earlier to occur of the following: (1) a Change in Control; or (2) the Participant’s Separation From Service by reason of the Participant’s death or Disability.

3. Payment to Participant. The Company shall make payment to the Participant with respect to his or her Phantom Units in accordance with, and subject to, the terms and conditions set forth in the Plan.

4. Plan Controlling. This Agreement is subject in all respects to the terms and conditions of the Plan, which is incorporated herein by reference. All determinations and interpretations of the Plan and this Agreement by the Board shall be binding and conclusive upon the Participant and his or her legal representatives. A copy of the Plan has been delivered to the Participant, receipt of which is hereby acknowledged. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the      day of May, 2016.

ITT EDUCATIONAL SERVICES, INC.

By:
Printed:
Title:

Participant

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